UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 1, 2016

Spark Therapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36819	46-2654405
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3737 Market Street Suite 1300 Philadelphia, PA		19104
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (888) 772-7560
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of John Furey as Chief Operating Officer

On December 1, 2016, Spark Therapeutics, Inc. (the “Company”) appointed John Furey as its chief operating officer. Mr. Furey commenced his employment with the company on December 1, 2016.

Prior to joining the Company, Mr. Furey, age 52, was Senior Vice President and Head of Global Operations of Baxalta Incorporated beginning upon Baxalta’s separation from Baxter International Inc. in July 2015 until July 2016. Mr. Furey previously served as Head of Global Operations for Baxter International Inc. from October 2014 to July 2015 and as Global Franchise Head, Vaccines from February 2013 to September 2015. Prior to Baxter International Inc. Mr. Furey served as General Manager for Vaccines in China for Pfizer from April 2011 to January 2013. Prior to that, Mr. Furey spent 20 years with Wyeth and Pfizer, holding roles of increasing responsibility within the biotech and vaccines divisions, and various leadership roles in commercial, product supply and manufacturing operations. Early in his career he was an engineering manager at Analog Devices and served as a Scientific Officer with Ireland’s National Scientific Agency. Mr. Furey holds a B.Sc. in environmental health from Trinity College Dublin and a MBA from St Joseph's University.

Mr. Furey is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Mr. Furey and any other persons pursuant to which he was selected to serve as chief operating officer. There is no family relationship between Mr. Furey and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer that would require disclosure under Item 404(d) of Regulation S-K.

In connection with his appointment as chief operating officer, Mr. Furey and the Company entered into an employment agreement that sets forth the terms and conditions of Mr. Furey’s employment with the company (the “Employment Agreement”). The Employment Agreement provides for at-will employment. Pursuant to the Employment Agreement, Mr. Furey will receive an annual base salary of $450,000. Following the end of each calendar year, beginning after the end of the 2017 calendar year, Mr. Furey will be eligible to receive an annual bonus based on the achievement of individual and company performance objectives, to be determined by the Company’s Board of Directors (the “Board”) and chief executive officer in their sole discretion, based on a target percentage of Mr. Furey’s base salary. For 2017, Mr. Furey’s target bonus percentage is 40%. Additionally, in connection with his appointment, on December 1, 2016, the Company granted Mr. Furey a stock option to purchase 160,000 shares of common stock of the Company with an exercise price of $49.74, the closing price of the Company's common stock on the Nasdaq Global Select Market on December 1, 2016.

Pursuant to the terms of the Employment Agreement, upon execution and effectiveness of a separation agreement and release of claims, Mr. Furey will be entitled to severance payments if his employment is terminated under specified circumstances. If the Company terminates Mr. Furey’s employment without cause, or if he terminates his employment for good reason, each as defined in the Employment Agreement, Mr. Furey will be entitled to continue receiving his base salary and insurance benefits for a period of 12 months following the date of termination of employment, the amount of any bonus determined by the Board to be payable to Mr. Furey for the immediately preceding year that has not yet been paid and a payment in an amount equal to the pro rata portion of Mr. Furey’s target bonus for the fiscal year in which the termination occurs.

If, within 24 months following a change in control, as defined in the Employment Agreement, the Company terminates Mr. Furey’s employment without cause or he terminates his employment for good reason, Mr. Furey will be entitled to continue receiving his base salary and insurance benefits for a period of 18 months following the date of termination of employment, the amount of any bonus determined by the Board to be payable to Mr. Furey for the immediately preceding year that has not yet been paid, a payment in an amount equal to the pro rata portion of Mr. Furey’s target bonus for the fiscal year in which the termination occurs and an additional payment equal to 1.5 times Mr. Furey’s target bonus for the fiscal year in which the termination occurs.

If the Company terminates Mr. Furey’s employment without cause, or if Mr. Furey terminates his or her employment for good reason, Mr. Furey’s unvested equity awards will vest on a monthly basis for the period from the last vesting date of each equity award through the date of termination of his employment. In addition, if there occurs a change of control, any unvested equity granted prior to the corporate conversion will become vested. Additionally, 50% of the unvested portion of Mr. Furey’s unvested equity awards that were outstanding at the time of the change of control will vest immediately, and the remaining 50% will vest in equal quarterly installments over the following two years or, if shorter, over the remaining period of the award's original vesting schedule; provided, however, that the new vesting schedule will not replace any more favorable vesting acceleration provision provided for in any equity award agreement governing an equity award held by Mr. Furey. Following a termination without cause or for good reason within 24 months of the change of control, Mr. Furey’s unvested equity awards that were outstanding at the time of the change of control will vest in full.

To the extent that any severance or other compensation payment pursuant to the Employment Agreement or any other agreement constitutes an “excess parachute payment” within the meaning of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended, then Mr. Furey will receive the full amount of such severance and other payments, or a reduced amount intended to avoid the application of Sections 280G and 4999, whichever provides the executive with the highest amount on an after-tax basis.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which the Company intends to file with the Securities and Exchange Commission as an exhibit to its Annual Report on Form 10-K for the period ending December 31, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARK THERAPEUTICS, INC.

Date: December 5, 2016	By:	/s/ Joseph W. La Barge
Joseph W. La Barge General Counsel